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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 15, 1997


                             UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)


Delaware                               1-12297               22-3086739
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
 of incorporation)                                         Identification No.)





375 Park Avenue, New York, New York                            10152
(Address of principal executive offices)                    (Zip Code)



                                  (212) 223-3300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On January 15, 1997, Robert H. Nelson was elected Executive Vice President and Chief Financial Officer of United Auto Group, Inc. (the "Company"). Mr. Nelson has served as Vice Chairman of Atlantic Auto Finance Corporation, the Company's automobile finance company, since March 1996 and as a director of the Company since January 1996. He replaces Arthur J. Rawl, who resigned to pursue entrepreneurial interests. For additional information, see the press release attached hereto as Exhibit 99.1.

         On January 22, 1997, the Company announced the election of James R. Davidson to the position of Senior Vice President of Finance, effective February 1, 1997. Mr. Davidson, formerly an audit partner of Ernst & Young LLP, will be responsible for the Company's accounting, internal control and treasury functions and will report to Mr. Nelson. For more information, see the press release attached hereto as Exhibit 99.2.



ITEM 7.  Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired:  N/A

          (b)  Pro Forma Financial Information:  N/A

          (c)  Exhibits:

     99.1 Press Release relating to the election of Robert H. Nelson as Executive Vice President and Chief Financial Officer.

     99.2          Press Release  relating to the election of James R.
                   Davidson as Senior Vice President of Finance.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     UNITED AUTO GROUP, INC.



DATE: January 23, 1997                      By:/s/ Carl Spielvogel
                                                   Carl Spielvogel
                                                   Chairman of the Board and
                                                   Chief Executive Officer



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                                  EXHIBIT INDEX



Exhibit No.                Document

99.1                       Press Release relating to the election of Robert H.
                           Nelson as Executive Vice President and Chief
                           Financial Officer.

99.2                       Press Release relating to the election of James R.
                           Davidson as Senior Vice President of Finance.















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